Exhibit 5.1

September 29, 2011

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greeley, Colorado 80634

Pilgrim’s Pride Corporation of West Virginia, Inc.

1770 Promontory Circle

Greeley, Colorado 80634

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”) and Pilgrim’s Pride Corporation of West Virginia, Inc., a West Virginia corporation and a wholly-owned subsidiary of the Company (the “Guarantor,” and together with the Company, the “Issuers”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of $500,000,000 aggregate principal amount of its 7.875% Senior Notes due 2018, (collectively with the related guarantees by the Guarantor, the “Exchange Securities”), to be offered by the Issuers in exchange (the “Exchange Offer”) for a like principal amount of the Company’s issued and outstanding 7.875% Senior Notes due 2018 (collectively with the related guarantees by the Guarantor, the “Outstanding Securities”), we are passing upon certain legal matters in connection with the Exchange Securities by the Issuers. The Exchange Securities are to be issued under the indenture dated as of December 14, 2010, between the Company and The Bank of New York Mellon, as trustee (the “Indenture”).

In our capacity as counsel to the Issuers in connection with the matters referred to above, we have examined (i) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Corporate Bylaws of the Company, (ii) the originals, or copies certified or otherwise identified, of the Indenture, of corporate records of the Company, including minute books of the Company, as furnished to us by the Company, (iii) the form of Exchange Securities, and (iv) certificates of public officials and of representatives of the Company, statutes and other instruments and documents, we deemed necessary as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. We have assumed that (i) the signatures on all documents examined by us are genuine and that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform to the originals thereof, (ii) each natural person signing any document reviewed by us had the legal capacity to do so, (iii) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (iv) each of the Indenture and the Exchange Securities has been duly authorized, executed and delivered by the parties thereto (other than the Company) in substantially the form reviewed by us and represents a legal, valid and binding obligation of such parties (except with respect to the Issuers, to the extent covered in our opinions below), and (v) each of the Indenture and the Exchange Securities do not violate the laws of West Virginia insofar as such laws affect the enforceability of the Exchange Securities. We also have assumed that (i) prior to the commencement of the Exchange Offer, the Registration Statement will have become effective under the Act and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Securities will have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and issued in exchange for Outstanding Securities pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement.

Based upon and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that the Exchange Securities, when issued, will constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought, and (c) any implied covenants of good faith and fair dealing. Our opinion is subject to the qualification that certain of the waivers and remedies in the Exchange Securities may be unenforceable under, or may be limited by, the laws (including judicial decisions) of the State of New York and the United States.

The opinions set forth above are limited in all respects to matters of the law of the State of New York, the Delaware General Corporation Law and applicable federal law and no opinion is expressed herein as to any matters governed by any other laws, including the laws of West Virginia or any other jurisdiction. We note that you have obtained an opinion of Wharton, Aldhizer & Weaver, PLC dated as of the date hereof, filed as Exhibit 5.2 to the Registration Statement, with respect to matters governed by the laws of West Virginia. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond the opinions expressly stated herein. We assume no obligation to revise or supplement this opinion or advise you of any changes in any matter set forth herein after the effective date of the Registration Statement. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP